Exhibit 10.21

THIS NOTE IS SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT DATED OCTOBER 3, 2014 BETWEEN COMERICA BANK AND HOLDER.

$35,000,000.00	October 3, 2014

PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Bellicum Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of ARIAD Pharmaceuticals, Inc. or its assigns (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of $35,000,000.00 (the “Loan”), together with all accrued interest thereon, if any, as provided in this Promissory Note (this “Note”).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close.

“Current Agreements” means, collectively, the License Agreement, that certain Investor Rights Agreement between the Parties, dated July 25, 2006, as amended on March 25, 2009, and the Stock Purchase Agreement.

“Default” means any of the events specified in Section 7 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 7 would, unless cured or waived, become an Event of Default.

“Default Rate” means the rate equal to ten percent (10%) per annum or the maximum rate allowed by applicable Law, if lower.

“Definitive Agreement” means that certain Omnibus Amendment Agreement between the Parties, dated as of the date of this Note, pursuant to which the Current Agreements have been restructured.

“Event of Default” has the meaning set forth in Section 7.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“License Agreement” means that certain Amended and Restated License Agreement between the Parties, dated March 7, 2011.

“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) of the Borrower; (b) the validity or enforceability of this Note; (c) the rights or remedies of the Noteholder hereunder; or (e) the Borrower’s ability to perform any of its material obligations hereunder.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“Stock Purchase Agreement” means that certain that certain Stock Purchase Agreement between the Parties, dated July 25, 2006.

2. Payment Dates; Optional Prepayments.

2.1 Principal Payment Dates. The principal amount of the Loan shall be payable as follows:

(a) Pursuant to the Definitive Agreement, a payment of fifteen million dollars ($15,000,000) has been made to the Noteholder on the date hereof.

2.

(b) A payment of twenty million dollars ($20,000,000) of principal (“Second Payment”) shall be due and payable on June 30, 2015.

(c) A payment of fifteen million dollars ($15,000,000) of principal (“Third Payment”) shall be due and payable on June 30, 2016.

2.2 Optional Prepayment; Repaid Amounts. The Borrower may prepay the amounts due under Section 2.1(b) or 2.1(c) at any time without penalty or premium by paying the principal amount to be paid thereunder.

3. Interest.

3.1 Default Interest. If any amount payable hereunder is not paid when due, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

3.2 Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed.

4. Payment Mechanics.

4.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM ET on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

4.2 Application of Payments. All payments made hereunder shall be applied first to accrued interest, if any, and second to the payment of the principal amount outstanding under this Note.

4.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the last preceding Business Day and adjustment will be taken into account in calculating the amount of interest, if any, payable under this Note.

4.4 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

3.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

5.1 Existence; Compliance With Laws. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

5.2 Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

5.3 Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

5.4 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note, except for consents previously obtained and any filings with Governmental Authorities which may be made after the date of this Note.

5.5 No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

5.6 Enforceability. This Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

6. Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

6.1 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.2 Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under the Current Agreements as modified by the Definitive Agreement; and (c) all Laws and Orders applicable to it and its business; except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.

6.3 Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

6.4 Further Assurances. Promptly execute and deliver such further instruments and do or cause to be done such further acts as may be reasonably necessary or advisable, upon advice of counsel to the Borrower, to carry out the intent and purpose of this Note.

7. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

7.1 Failure to Pay. The Borrower fails to pay (a) the Second Payment of the Loan plus interest at the Default Rate on or before June 30, 2016, or (b) the Third Payment of the Loan plus interest at the Default Rate on or before June 30, 2017.

7.2 Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made, except where the breach could not reasonably be expected to have a Material Adverse Effect.

7.3 Breach of Covenants. The Borrower fails to observe or perform any covenant, obligation, condition or agreement contained in this Note and such failure continues for 30 days.

7.4 Bankruptcy.

(a) the Borrower commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate Borrower as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 7.4(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 30 days;

5.

(c) there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof;

(d) the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 7.4(a), Section 7.4(b) or Section 7.4(c) above.

8. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all accrued interest, if any, thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable Law; provided, however that, if an Event of Default described in Section 7.4 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

9. Continuing Obligation; Discharge. The Borrower’s obligations under this Note are absolute and unconditional, and will not be affected by the expiration or termination of the Current Agreements, the Definitive Agreement, or any of them, for any reason other than the valid termination of both the License Agreement and the Definitive Agreement by the Borrower in compliance with Section 2.2 of the Definitive Agreement; in which case this Note shall terminate and all amounts due hereunder by the Borrower shall be extinguished and all obligations of the Borrower hereunder shall cease and be of no further force or effect.

10. Miscellaneous.

10.1 Notices.

(a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)	If to the Borrower:

2130 Holcombe Boulevard

Suite 850

Houston, TX 77030

Attn: Chief Executive Officer

Telephone: 1-281-768-7691, Facsimile: 1-832-384-1111

E-mail: tfarrell@bellicum.com

6.

(ii)	If to the Noteholder:

26 Landsdowne Street

Cambridge, MA 02139-4234

Attn: Chief Executive Officer

Telephone: (617) 494-0400,

Facsimile: (617) 494-1828

E-mail: Harvey.berger@ariad.com

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given upon confirmation of sending (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

10.2 Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by the Noteholder in connection with the enforcement of the Noteholder’s rights hereunder.

10.3 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of New York.

10.4 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.5 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but both taken together shall constitute a single contract. This Note, the Definitive Agreement and Current Agreements constitute the entire contract between the

7.

Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

10.6 Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder; provided, however, that the Borrower may, without the written consent of the Noteholder, assign this Note in connection with the transfer or sale of all or substantially all of the Borrower’s assets or, in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of the Borrower under this Note. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

10.7 Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

10.8 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.9 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

10.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.11 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

8.

10.12 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

IN WITNESS WHEREOF, the Borrower has executed this Note as of October 3, 2014.

BELLICUM PHARMACEUTICALS, INC.

By	/s/ Thomas J. Farrell
Name: Thomas J. Farrell
Title: President and Chief Executive Officer

9.